UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  January 11, 2016
(Date of earliest event reported:  January 5, 2016)

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 4.01 Change in Registrant's Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm
On January 5, 2016, the Audit Committee of the Board of Directors ("Audit Committee") of Haverty Furniture Companies, Inc. ("Havertys" or "the Company") notified Ernst & Young LLP ("EY"), that it was being dismissed as the Company's independent registered public accounting firm effective upon the completion by EY of its audits on the consolidated financial statements as of and for the year ended December 31, 2015 and the effectiveness of the Company's internal control over financial reporting as of December 31, 2015 and all other procedures related to the filing of the Company's Annual Report on Form 10-K for the year ending December 31, 2015. Upon completion of EY's services, Havertys will file an amendment to this Form 8-K with the specific date of dismissal and an update to the disclosures required by Item 304(a) of Regulation S-K through that date.

The reports of EY on the Company's consolidated financial statements for the years ended December 31, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of EY on the effectiveness of the Company's internal control over financial reporting as of December 31, 2014 and 2013 did not contain an adverse opinion, nor were they qualified or modified.

During the years ended December 31, 2014 and 2013, and in the subsequent interim period through January 5, 2016, there were no disagreements between Havertys and EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements for such years.

There were no reportable events, as described under Item 304(a)(1)(v) of Regulation S-K, during the years ended December 31, 2014 and 2013 and through the subsequent interim period through January 5, 2016.

Havertys provided EY with a copy of this Current Report on Form 8-K, and requested that EY furnish Havertys with a letter addressed to the U.S. Securities and Exchange Commission stating whether EY agrees with the disclosure contained in this report, or, if not, stating the respects in which it does not agree. Havertys has received the requested letter from EY, and a copy of EY's letter dated January 11, 2016 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm
On January 5, 2016, the Audit Committee approved the appointment of Grant Thornton LLP ("Grant Thornton") as the Company's new independent registered public accounting firm for the year ending December 31, 2016. The change will be effective following the Company's filing of its Annual Report on Form 10-K for the year ending December 31, 2015 and is subject to the completion of Grant Thornton's client acceptance procedures and execution of an engagement letter.

During the fiscal years ended December 31, 2014 and 2013, and the subsequent period through January 5, 2016, the Company has not consulted with Grant Thornton regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report or oral advice was provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01                          Financial Statements, Pro Forma Financial Information and Exhibits

(c)            Exhibits

16.1	Letter of Ernst & Young LLP, dated January 11, 2016, regarding change in independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

January 11, 2016	By:
Jenny Hill Parker Senior Vice President, Finance, Secretary and Treasurer